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                        PACKAGING RESOURCES INCORPORATED
                                 SEVERANCE PLAN

                                    ARTICLE I
                                  INTRODUCTION

         1.1 PURPOSE. Packaging Resources Incorporated Severance Plan (the "Plan") has been established by Packaging Resources Incorporated (the "Company") to provide severance pay to certain employees who "terminate" employment with the Company or an affiliate of the Company under certain circumstances.

         1.2 EFFECTIVE DATE. The effective date of the Plan (the "Effective Date") is April 20, 2000.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "CAUSE" means personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation or final cease-and-desist order which results in a material loss to an Employer.

         2.2 "CHANGE OF CONTROL" shall be deemed to occur upon the consummation by the Company of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company or of a majority of the voting stock of the Company which has been approved or recommended by individuals who, as of the date hereof, constitute the Board of Directors of the Company.

         2.3 "COVERED EMPLOYEES" means the Tier I Employees and the Tier II Employees.

         2.4 "EMPLOYER" means the Company and any successors or assigns of any of the foregoing.

         2.5 "GOOD REASON" shall exist if, without the Covered Employee's express written consent:

             (a) an Employer reduces the nature, scope, level or extent of the Covered Employee's responsibilities from the nature, scope, level or extent of such responsibilities prior to the Change of Control, or an Employer fails to provide the Covered Employee with adequate office facilities and support services to perform the nature, scope, level or extent of the Covered Employee's responsibilities;

             (b) an Employer reduces the Covered Employee's salary below his or her salary in effect as of the date of the Change of Control;

             (c) an Employer requires the Covered Employee to relocate the Covered Employee's principal business office or principal place of residence from its location on the Effective Date, or assigns to the Eligible Employee duties that would reasonably require such relocation; or

             (d) an Employer fails to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan, or other benefit plan, program or arrangement,


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         unless the aggregate value (as computed by an independent employee benefits consultant selected by an Employer) of all such compensation, pension and welfare benefit plans, programs and arrangements provided to the Covered Employee is not materially less than their aggregate value as of the date of the Change of Control.

         2.6 "SEVERANCE PAY" means the amount of a Covered Employee's severance pay as identified on SCHEDULES A and B to the Plan.

         2.7 "TIER I EMPLOYEE" means the employees identified on SCHEDULE A to the Plan.

         2.8 "TIER II EMPLOYEES" means the employees identified on SCHEDULE B to the Plan.

                                   ARTICLE III
                                    BENEFITS

         3.1 COVERED TERMINATIONS. A Tier I Employee is eligible to receive Severance Pay upon a Change of Control. A Tier II Employee whose employment with an Employer is terminated within six months of a Change of Control by such Employer for any reason except as listed in SECTION 3.2 or by such Tier II Employee for Good Reason is eligible to receive Severance Pay under the Plan.

         3.2 TERMINATIONS NOT COVERED. In no event shall a Tier II Employee who is terminated because of a voluntary resignation (other than for Good Reason) or discharge for Cause be eligible to receive Severance Pay under the Plan. Notwithstanding anything to the contrary herein, in no event shall a Covered Employee who receives, or is eligible to receive, benefits under the Packaging Resources Change of Control Plan be eligible to receive Severance Pay under the Plan.

         3.3 AMOUNT OF SEVERANCE PAY. A Covered Employee who is eligible to receive Severance Pay under the Plan shall receive the amount of Severance Pay identified opposite such Covered Employees name on SCHEDULE A or SCHEDULE B to the Plan, as applicable. Severance pay under the Plan shall be in addition to accrued but unpaid vacation benefits payable in connection with the Covered Employee's termination of employment.

         3.4 PAYMENT OF SEVERANCE PAY. A Tier I Employee's Severance Pay under the Plan shall be paid to him in a single sum immediately upon the occurrence of a Change of Control, subject to the provisions of SECTION 3.2. A Tier II Employee's Severance Pay under the Plan shall be paid to him or her in a single sum immediately upon his or her termination of employment with an Employer, subject to the provisions of SECTION 3.2.

                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 ADMINISTRATOR; POWERS AND DUTIES. The Company shall administer the Plan. The Company shall have the following powers, duties and discretion, in addition to all other powers and discretion otherwise provided by the Plan and applicable law:

             (a) to make, amend and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;



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             (b) to construe and interpret the provisions of the Plan;

             (c) to decide all questions concerning the Plan and the eligibility of any person to receive benefits under the Plan, and to determine the amount, manner and time of any benefits under the Plan;

             (d) to prepare, file with appropriate governmental agencies and distribute to Covered Employees in such manner as it considers appropriate information, disclosures, descriptions and reporting documents regarding the Plan; and

             (e) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

         4.2 CLAIMS PROCEDURE. All disputes shall be filed in writing with the Company. The Company shall decide all disputes under the Plan within 30 days. If special circumstances require, the Company shall notify the claimant in writing within 30 days and decide the claimant's claim within 90 days. Any denial by the Company of a claim for benefits shall be stated in writing and shall set forth the specific reasons for the denial. In addition, the Company shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied a review of the decision denying the claim.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

         The Board of Directors of the Company may amend, abandon or terminate the Plan in whole or in part from time to time; PROVIDED, HOWEVER, that no amendment, abandonment or termination may reduce the amount of benefits payable to any Covered Employee under ARTICLE III or the circumstances under which such benefits are payable, unless each affected Covered Employee agrees in writing to the modification, waiver or discharge.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 NO CONTRACT OF EMPLOYMENT. The Plan shall not constitute an employment contract and shall not expand a person's employment rights with an Employer. All Employees are "at will" employees of an Employer unless otherwise specified in a written agreement signed on behalf of such Employer.

         6.2 GOVERNING LAW. THE PLAN SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS TO THE EXTENT NOT INCONSISTENT WITH FEDERAL LAW.

         6.3 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.



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         IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the Effective Date.


                             PACKAGING RESOURCES INCORPORATED

                             By: /s/ Howard P. Hoeper
                                 Name: Howard P. Hoeper
                                 Title: President and Chief Executive Officer




                                Schedule A

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                                Schedule B

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